Kenvue Reports Third Quarter 2025 Results

•Net Sales (3.5)%; Organic Sales1 (4.4)%

•Diluted EPS was $0.21; Adjusted Diluted EPS1 was $0.28

•Affirms Outlook for FY’25

•Kirk Perry Named Permanent Chief Executive Officer and Company Announced Additional Key Leadership Appointments

SUMMIT, N.J. November 3, 2025 – Kenvue Inc. (NYSE: KVUE) today announced financial results for the third quarter ended September 28, 2025.

“Throughout the third quarter, our team remained focused on our four operating priorities to drive improved performance,” said Kirk Perry, Chief Executive Officer. “Third quarter results keep us on track to deliver our full year guidance and we are confident in the decisive actions we are taking to accelerate Kenvue’s performance and unlock the inherent value of our brands.”

Third Quarter Summary
•Net sales decreased 3.5% vs the prior year period, primarily reflecting Organic sales1 decline of 4.4%, partially offset by foreign currency benefit of 1.0%.
•Gross profit margin was 59.1% vs 58.5% in the prior year period. Adjusted gross profit margin1 was 61.2% vs 60.7% in the prior year period.
•Operating income margin was 16.7% vs 16.8% in the prior year period. Adjusted operating income margin1 was 21.5% vs 22.1% in the prior year period.
•Diluted earnings per share were $0.21 vs $0.20 in the prior year period. Adjusted diluted earnings per share1 were $0.28 both in the current and prior year periods.
•The Company is affirming its outlook for Full Year 2025.

Third Quarter 2025 Financial Results

Net Sales and Organic Sales
Third quarter 2025 Net sales decreased 3.5% vs the prior year period, primarily reflecting Organic sales decline of 4.4%, partially offset by foreign currency benefit of 1.0%. Organic sales decline was driven by a 4.0% volume decrease and unfavorable value realization of 0.4%, reflecting planned strategic price investments. Similarly to the second quarter 2025, volumes in the third quarter 2025 were impacted by changes in shipment timing versus last year in China, trade inventory reductions in certain customers, and sequential deceleration in the global weighted category growth rate, reflecting low seasonal incidences impacting Self Care.

Gross Profit Margin and Operating Income Margin
Third quarter 2025 Gross profit margin expanded 60 basis points to 59.1% from 58.5% in the prior year period. Adjusted gross profit margin expanded 50 basis points to 61.2% from 60.7% in the prior year period. The year-over-year change in both measures reflects the savings from productivity gains attributable to our global supply chain optimization initiatives, which helped offset the impact from lower volume, inflationary, tariff, and foreign exchange headwinds, as well as strategic price investment.

Third quarter 2025 Operating income margin was 16.7% vs 16.8% in the prior year period. Third quarter 2025 Adjusted operating income margin was 21.5% vs 22.1% in the prior year period. The year-over-year change in both measures reflects the year-over-year improvement in Gross profit margin and Adjusted gross profit margin, savings from Our Vue Forward, as well as a year-over-year increase in brand support.

Interest Expense, Net and Taxes
Third quarter 2025 Interest expense, net was $93 million vs $96 million in the prior year period.

Third quarter Effective tax rate was 24.3% vs 33.6% in the prior year period. The Adjusted effective tax rate1 was 24.0% vs 28.9% in the prior year period. The year-over-year reduction in both measures largely reflects an increase in discrete tax benefits and unfavorable tax return true-ups in the third quarter 2024.

Net Income Per Share (“Earnings Per Share”)
Third quarter 2025 Diluted earnings per share were $0.21 vs $0.20 in the prior year period and Adjusted diluted earnings per share were $0.28 both in the current and prior year periods.

2025 Outlook
The Company is affirming its outlook for Full Year 2025 as follows:
•Net sales and Organic sales are expected to be down low-single-digits, assuming approximately neutral impact from foreign currency translation.
•Adjusted operating income margin is expected to decline year-over-year.
•Adjusted diluted earnings per share are expected to be in the range of $1.00 to $1.05, including a low-single-digit unfavorable impact from foreign currency.

The outlook is predicated on the current foreign exchange rates and the estimated impact from tariffs in place as of October 31, 2025.

Kenvue is not able to provide the most directly comparable GAAP measures or reconcile Adjusted operating income margin or Adjusted diluted earnings per share to comparable GAAP measures on a forward-looking basis without unreasonable efforts given the unpredictability of the timing and amounts of discrete items such as foreign exchange, acquisitions or divestitures, which may significantly impact GAAP results.

Leadership Appointments
The Company announced today that the Board of Directors has named Kirk Perry as Chief Executive Officer on a permanent basis, effective immediately. Mr. Perry, who had served as Interim Chief Executive Officer since July 14, 2025, will also continue to serve as a non-independent member of the Board of Directors.

The Company has appointed Carlos De Jesus as Group President, North America, effective November 3, 2025. Mr. De Jesus has spent more than 25 years in the global consumer products industry, with a proven track record of driving growth for billion-dollar brands and leading large-scale turnarounds across global markets. Mr. De Jesus held various leadership roles at Procter & Gamble, most recently serving as Senior Vice President, Amazon Global Team Leader & North America Digital Commerce. He oversaw well-known brands such as Pampers, Gillette, Duracell, Crest, and most recently, Oral-B. He succeeds Jan Meurer, who will depart the Company following a transition period.

The Company also announced that it will appoint Jonathan Halvorson to a newly created role of Chief Digital and Marketing Officer, effective November 17, 2025. Mr. Halvorson is a seasoned and strategic marketing leader with deep expertise in digital transformation, consumer experience, and commerce strategy. He most recently served as Senior Vice President of Consumer Experience and Digital Commerce at Mondelēz International, where he led global teams driving the future of digital marketing, AI adoption, and data-driven consumer engagement across iconic brands such as Cadbury, Oreo, Ritz, and Chips Ahoy. The role of Chief Growth Officer will be eliminated, and Charmaine England will leave the Company following a transition period.

No Earnings Webcast
In a separate release issued today, Kenvue announced it has entered into a definitive merger agreement under which Kimberly-Clark will acquire all of the outstanding shares of Kenvue common stock in a cash and stock transaction.

As a result, Kenvue will no longer host its previously planned quarterly conference call with investors. The Company has posted prepared remarks regarding its third quarter 2025 earnings results on its website at investors.kenvue.com.

About Kenvue
Kenvue Inc. is the world’s largest pure-play consumer health company by revenue. Built on more than a century of heritage, our iconic brands, including Aveeno®, BAND-AID® Brand, Johnson’s®, Listerine®, Neutrogena®, and Tylenol®, are science-backed and recommended by healthcare professionals around the world. At Kenvue, we realize the extraordinary power of everyday care. Our teams work every day to put that power in consumers’ hands and earn a place in their hearts and homes. Learn more at kenvue.com.

1Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S. GAAP. There are limitations to the use of the non-GAAP financial measures presented herein. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Accordingly, the non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. The Company cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.

The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. The Company believes these measures help improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies. In addition, the Company believes these measures are also among the primary measures used externally by the Company’s investors, analysts, and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in our industry.

Below are definitions and the reconciliation to the most closely related GAAP measures for the non-GAAP measures used in this press release.

Adjusted diluted earnings per share: We define Adjusted diluted earnings per share as Adjusted net income divided by the weighted average number of diluted shares outstanding. Management views this non-GAAP measure as useful to investors as it provides a supplemental measure of the Company’s performance over time.

Adjusted EBITDA margin: We define EBITDA as U.S. GAAP Net income adjusted for interest, provision for taxes, and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for restructuring expenses and operating model optimization initiatives, costs incurred in connection with our establishment as a standalone public company (“Separation-related costs”), conversion of stock-based awards, stock-based awards granted to individuals employed by Kenvue as of October 2, 2023 (“Founder Shares”), impairment charges, the impact of the deferred transfer of certain assets and liabilities from Johnson & Johnson in certain jurisdictions (the “Deferred Markets”), litigation income, losses on investments, and tax indemnification releases. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of U.S. GAAP Net sales. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Adjusted effective tax rate: We define Adjusted effective tax rate as U.S. GAAP Effective tax rate adjusted for the tax effects on special item adjustments including amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, impairment charges other than the Dr.Ci:Labo® asset impairment, litigation (income) expense, losses on investments, and tax indemnification releases. We also exclude taxes related to the Deferred Markets and taxes related to the Dr.Ci:Labo® asset impairment charges. Management believes this non-GAAP measure is useful to investors as it provides a supplemental measure of the Company’s performance over time.

Adjusted gross profit margin: We define Adjusted gross profit margin (also referred to as “Adjusted gross margin”) as U.S. GAAP Gross profit margin adjusted for amortization of intangible assets, Separation-related costs, conversion of stock-based awards, Founder Shares, and operating model optimization initiatives. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Adjusted net income: We define Adjusted net income as U.S. GAAP Net income adjusted for amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, impairment charges, the impact of the Deferred Markets, litigation income, losses on investments, tax indemnification releases, and their related tax impacts (i.e., special items). Adjusted net income excludes the impact of items that may obscure trends in our underlying performance. Management believes this non-GAAP measure is useful to investors as the Company uses Adjusted net income for strategic decision making, forecasting future results, and evaluating current performance.

Adjusted operating income: We define Adjusted operating income as U.S. GAAP Operating income adjusted for amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, impairment charges, the impact of the Deferred Markets, and litigation income. Management believes this non-GAAP measure is useful to investors as management uses Adjusted operating income to assess the Company’s financial performance.

Adjusted operating income margin: We define Adjusted operating income margin (also referred to as “Adjusted operating margin”) as Adjusted operating income as a percentage of U.S. GAAP Net sales. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Free cash flow: We define Free cash flow as U.S. GAAP Net cash flows from operating activities adjusted for purchases of property, plant, and equipment. Management believes this non-GAAP measure is useful to investors as it provides a view of the Company’s liquidity after deducting capital expenditures, which are considered a necessary component of our ongoing operations.

Organic sales: We define Organic sales as U.S. GAAP Net sales excluding the impact of changes in foreign currency exchange rates and the impact of acquisitions and divestitures. We report changes in Organic sales on a period-over-period basis. Management believes reporting period-over-period changes in Organic sales provides investors with additional, supplemental information that is useful in assessing the Company’s results of operations by excluding the impact of certain items that we believe do not directly reflect our underlying operations.

Cautions Concerning Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements about management’s expectations of Kenvue’s future operating and financial performance, product development, market position, and business strategy. Such forward-looking statements include statements regarding the proposed transaction with Kimberly-Clark. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and other words of similar meaning. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Kenvue and its affiliates. Risks and uncertainties include, but are not limited to: the inability to execute on Kenvue’s business development strategy; inflation and other economic factors, such as interest rate and currency exchange rate fluctuations, as well as existing or proposed tariffs and other constraints on trade both in the U.S. and in foreign markets; the ability to successfully manage local, regional, or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow Kenvue to effect any expected share repurchases and dividend payments; Kenvue’s ability to maintain satisfactory credit ratings and access capital markets, which could adversely affect its liquidity, capital position, and borrowing costs; competition, including technological advances, new products, and intellectual property attained by competitors; challenges inherent in new product research and development; uncertainty of commercial success for new and existing products and digital capabilities; challenges to intellectual property protections including counterfeiting; the ability of Kenvue to successfully execute strategic plans, including Our Vue Forward and other restructuring or cost-saving initiatives; the impact of business combinations and divestitures, including any ongoing or future transactions; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations and other requirements imposed by stakeholders; changes in behavior and spending patterns of consumers; natural disasters, acts of war, or terrorism, catastrophes, or epidemics, pandemics, or other disease outbreaks; financial instability of international economies and legal systems and sovereign risk; the inability to realize the benefits of the separation from Kenvue’s former parent, Johnson & Johnson; the risk of disruption or unanticipated costs in connection with the separation; the Company’s inability to consummate the proposed transaction with Kimberly-Clark due to, among other things, market, regulatory and other factors; the potential for disruption to the Company’s business resulting from the proposed transaction with Kimberly-Clark; and potential adverse effects on the Company’s stock price from the announcement, suspension or consummation of the proposed transaction with Kimberly-Clark. A further list and descriptions of these risks, uncertainties, and other factors can be found in Kenvue’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other filings, available at investors.kenvue.com or on request from Kenvue. Any forward-looking statement made in this release speaks only as of the date of this release. Kenvue undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or developments or otherwise.

Contacts
Investor Relations:
Sofya Tsinis
Kenvue_IR@kenvue.com

Media Relations:
Melissa Witt
media@kenvue.com

Kenvue Inc.
Condensed Consolidated Statements of Operations
(Unaudited; Dollars in Millions, Except Per Share Data; Shares in Millions)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Net sales	$3,764	$3,899	$11,344	$11,793
Cost of sales	1,538	1,617	4,689	4,904
Gross profit	2,226	2,282	6,655	6,889
Selling, general, and administrative expenses	1,512	1,590	4,553	4,804
Restructuring expenses	84	31	204	120
Impairment charges	—	—	—	578
Other operating expense, net	1	7	19	29
Operating income	629	654	1,879	1,358
Other expense (income), net	10	(19)	26	6
Interest expense, net	93	96	281	283
Income before taxes	526	577	1,572	1,069
Provision for taxes	128	194	432	332
Net income	$398	$383	$1,140	$737

Net income per share
Basic	$0.21	$0.20	$0.59	$0.38
Diluted	$0.21	$0.20	$0.59	$0.38
Weighted-average number of shares outstanding
Basic	1,918	1,915	1,917	1,915
Diluted	1,923	1,924	1,925	1,921

Organic Sales Change
The following tables present a reconciliation of the change in Net sales, as reported, to the change in Organic sales, a non-GAAP measure for the periods presented:

	Fiscal Three Months Ended September 28, 2025 vs. September 29, 2024
	Reported Net Sales Change	Impact of Foreign Currency	Acquisitions and Divestitures	Organic Sales Change
(Unaudited)				Total Organic Sales Change	Price/Mix(1)	Volume
Self Care	(3.8)%	1.5%	—%	(5.3)%	(0.3)%	(5.0)%
Skin Health and Beauty	(3.2)	0.6	(0.3)	(3.5)	(1.3)	(2.2)
Essential Health	(3.3)	0.9	—	(4.2)	0.1	(4.3)
Total	(3.5)%	1.0%	(0.1)%	(4.4)%	(0.4)%	(4.0)%

	Fiscal Nine Months Ended September 28, 2025 vs. September 29, 2024
	Reported Net Sales Change	Impact of Foreign Currency	Acquisitions and Divestitures	Organic Sales Change
(Unaudited)				Total Organic Sales Change	Price/Mix(1)	Volume
Self Care	(3.5)%	0.1%	—%	(3.6)%	—%	(3.6)%
Skin Health and Beauty	(4.8)	(0.6)	(0.2)	(4.0)	(1.9)	(2.1)
Essential Health	(3.4)	(1.2)	—	(2.2)	(0.2)	(2.0)
Total	(3.8)%	(0.5)%	—%	(3.3)%	(0.6)%	(2.7)%
(1) Price/Mix reflects value realization.

Total Segment Net Sales and Adjusted Operating Income
Segment Net sales for the periods presented were as follows:

	Net Sales
	Fiscal Three Months Ended		Fiscal Nine Months Ended
(Unaudited; Dollars in Millions)	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Self Care	$1,564	$1,625	$4,786	$4,958
Skin Health and Beauty	1,038	1,072	3,074	3,229
Essential Health	1,162	1,202	3,484	3,606
Total segment net sales	$3,764	$3,899	$11,344	$11,793

Segment Adjusted operating income for the periods presented was as follows:

	Adjusted Operating Income
	Fiscal Three Months Ended		Fiscal Nine Months Ended
(Unaudited; Dollars in Millions)	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Self Care Adjusted operating income	$520	$557	$1,613	$1,692
Skin Health and Beauty Adjusted operating income	137	191	378	502
Essential Health Adjusted operating income	307	291	897	914
Total	$964	$1,039	$2,888	$3,108
Reconciliation to Adjusted operating income (non-GAAP):
Depreciation(1)	75	94	226	238
General corporate/unallocated expenses	82	82	251	258
Other operating expense, net	1	7	19	29
Other—impact of Deferred Markets	(5)	(8)	(30)	(47)
Litigation (expense) income	—	4	—	4
Adjusted operating income (non-GAAP)	$811	$860	$2,422	$2,626
Reconciliation to Income before taxes:
Amortization of intangible assets(2)	66	66	193	212
Separation-related costs(3)	17	85	79	231
Restructuring expenses and operating model optimization initiatives(4)	97	38	232	146
Conversion of stock-based awards	1	6	5	34
Other—impact of Deferred Markets	5	8	30	47
Founder Shares	(4)	7	4	24
Litigation expense (income)	—	(4)	—	(4)
Impairment charges(5)	—	—	—	578
Operating income	$629	$654	$1,879	$1,358
Other expense (income), net	10	(19)	26	6
Interest expense, net	93	96	281	283
Income before taxes	$526	$577	$1,572	$1,069
(1) Depreciation consists of depreciation of property, plant, and equipment and amortization of integration and development costs capitalized in connection with cloud computing arrangements.
(2) Relates to the amortization of definite-lived intangible assets (primarily trademarks, trade names, and customer lists) over their estimated useful lives.
(3) Separation-related costs relate to non-recurring costs incurred in connection with our establishment of Kenvue as a standalone public company. Separation-related costs associated with information technology and other activities, primarily related to the disentanglement of systems and the discontinuance of certain information technology assets, are substantially completed. However, costs related to legal entity name changes and certain other separation-related activities are expected to continue for a longer period than originally anticipated. Separation-related costs are composed of the following:

	Fiscal Three Months Ended		Fiscal Nine Months Ended
(Unaudited; Dollars in Millions)	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Information technology and other	$12	$75	$63	$203
Legal entity name change	5	10	16	28
Total Separation-related costs	$17	$85	$79	$231
Information technology and other costs primarily relates to the disentanglement of systems and the costs associated with the discontinuation of certain information technology assets. These costs also include depreciation expense on Separation-related assets for the fiscal three and nine months ended September 29, 2024.

(4) Restructuring expenses and operating model optimization initiatives, which relate to the 2024 Multi-Year Restructuring Initiative, are composed of the following:

	Fiscal Three Months Ended		Fiscal Nine Months Ended
(Unaudited; Dollars in Millions)	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Employee-related costs (one-time severance and other termination benefits)	$32	$17	$78	$81
Information technology and project-related costs	60	18	147	49
Other implementation costs	5	3	7	16
Total Restructuring expenses and operating model optimization initiatives	$97	$38	$232	$146
(5) Impairment charges includes $488 million recognized in the fiscal three months ended June 30, 2024 in relation to Dr.Ci:Labo® long-lived assets, $68 million recognized in the fiscal three months ended March 31, 2024 on the held for sale asset associated with the Company’s former corporate headquarters in Skillman, New Jersey, and $22 million recognized in the fiscal three months ended June 30, 2024 on certain software development assets.

Non-GAAP Financial Information
The following tables present reconciliations of GAAP to non-GAAP for the periods presented:

	Fiscal Three Months Ended September 28, 2025
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$3,764	—		$3,764

Gross profit	$2,226	79	(a)	$2,305
Gross profit margin	59.1%			61.2%

Operating income	$629	182	(a)-(c)	$811
Operating income margin	16.7%			21.5%

Net income	$398	140	(a)-(d)	$538
Net income margin	10.6%			14.3%
Interest expense, net	$93
Provision for taxes	$128
Depreciation and amortization	$141
EBITDA (non-GAAP)	$760	116	(b)-(c), (e)	$876
EBITDA margin (non-GAAP)	20.2%			23.3%

Detail of Adjustments
	Cost of Sales	SG&A/Restructuring Expenses	Other Operating Expense, Net	Provision for Taxes	Total
Amortization of intangible assets(1)	$66	$—	$—	$—	$66
Restructuring expenses(2)	—	84	—	—	84
Operating model optimization initiatives(2)	8	5	—	—	13
Separation-related costs (including conversion of stock-based awards and Founder Shares)(3)	5	9	—	—	14
Impact of Deferred Markets—minority interest expense	—	—	2	—	2
Impact of Deferred Markets—provision for taxes	—	—	3	(3)	—
Tax impact on special item adjustments	—	—	—	(39)	(39)
Total	$79	$98	$5	$(42)	$140
	(a)	(b)	(c)	(d)
Cost of sales less amortization	$13
	(e)

	Fiscal Three Months Ended September 29, 2024
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$3,899	—		$3,899

Gross profit	$2,282	86	(a)	$2,368
Gross profit margin	58.5%			60.7%

Operating income	$654	206	(a)-(c)	$860
Operating income margin	16.8%			22.1%

Net income	$383	159	(a)-(e)	$542
Net income margin	9.8%			13.9%
Interest expense, net	$96
Provision for taxes	$194
Depreciation and amortization	$160
EBITDA (non-GAAP)	$833	119	(b)-(d), (f)	$952
EBITDA margin (non-GAAP)	21.4%			24.4%

Detail of Adjustments
	Cost of Sales	SG&A/Restructuring Expenses	Other Operating Expense, Net	Other Expense (Income), Net	Provision for Taxes	Total
Amortization of intangible assets(1)	$66	$—	$—	$—	$—	$66
Restructuring expenses(2)	—	31	—	—	—	31
Operating model optimization initiatives(2)	4	3	—	—	—	7
Separation-related costs (including conversion of stock-based awards and Founder Shares)(3)	16	82	—	—	—	98
Impact of Deferred Markets—minority interest expense	—	—	4	—	—	4
Impact of Deferred Markets—provision for taxes	—	—	4	—	(4)	—
Litigation income	—	—	(4)	—	—	(4)
Tax indemnification release	—	—	—	(21)	—	(21)
Tax impact on special item adjustments	—	—	—	—	(22)	(22)
Total	$86	$116	$4	$(21)	$(26)	$159
	(a)	(b)	(c)	(d)	(e)
Cost of sales less amortization	$20
	(f)

	Fiscal Nine Months Ended September 28, 2025
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$11,344	—		$11,344

Gross profit	$6,655	233	(a)	$6,888
Gross profit margin	58.7%			60.7%

Operating income	$1,879	543	(a)-(c)	$2,422
Operating income margin	16.6%			21.4%

Net income	$1,140	423	(a)-(d)	$1,563
Net income margin	10.0%			13.8%
Interest expense, net	$281
Provision for taxes	$432
Depreciation and amortization	$419
EBITDA (non-GAAP)	$2,272	350	(b)-(c), (e)	$2,622
EBITDA margin (non-GAAP)	20.0%			23.1%

Detail of Adjustments
	Cost of Sales	SG&A/Restructuring Expenses	Other Operating Expense, Net	Provision for Taxes	Total
Amortization of intangible assets(1)	$193	$—	$—	$—	$193
Restructuring expenses(2)	—	204	—	—	204
Operating model optimization initiatives(2)	20	8	—	—	28
Separation-related costs (including conversion of stock-based awards and Founder Shares)(3)	20	68	—	—	88
Impact of Deferred Markets—minority interest expense	—	—	12	—	12
Impact of Deferred Markets—provision for taxes	—	—	18	(18)	—
Tax impact on special item adjustments	—	—	—	(102)	(102)
Total	$233	$280	$30	$(120)	$423
	(a)	(b)	(c)	(d)
Cost of sales less amortization	$40
	(e)

	Fiscal Nine Months Ended September 29, 2024
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$11,793	—		$11,793

Gross profit	$6,889	288	(a)	$7,177
Gross profit margin	58.4%			60.9%

Operating income	$1,358	1,268	(a)-(d)	$2,626
Operating income margin	11.5%			22.3%

Net income	$737	963	(a)-(f)	$1,700
Net income margin	6.2%			14.4%
Interest expense, net	$283
Provision for taxes	$332
Depreciation and amortization	$450
EBITDA (non-GAAP)	$1,802	1,066	(b)-(e), (g)	$2,868
EBITDA margin (non-GAAP)	15.3%			24.3%

Detail of Adjustments
	Cost of Sales	SG&A/Restructuring Expenses	Impairment Charges	Other Operating Expense, Net	Other Expense (Income), Net	Provision for Taxes	Total
Amortization of intangible assets(1)	$212	$—	$—	$—	$—	$—	$212
Restructuring expenses(2)	—	120	—	—	—	—	120
Operating model optimization initiatives(2)	19	7	—	—	—	—	26
Separation-related costs (including conversion of stock-based awards and Founder Shares)(3)	57	232	—	—	—	—	289
Impairment charges(4)	—	—	578	—	—	(151)	427
Impact of Deferred Markets—minority interest expense	—	—	—	20	—	—	20
Impact of Deferred Markets—provision for taxes	—	—	—	27	—	(27)	—
Litigation income	—	—	—	(4)	—	—	(4)
Losses on investments(5)	—	—	—	—	31	—	31
Tax indemnification release	—	—	—	—	(21)	—	(21)
Tax impact on special item adjustments	—	—	—	—	—	(137)	(137)
Total	$288	$359	$578	$43	$10	$(315)	$963
	(a)	(b)	(c)	(d)	(e)	(f)
Cost of sales less amortization	$76
	(g)
(1) Relates to the amortization of definite-lived intangible assets (primarily trademarks, trade names, and customer lists) over their estimated useful lives.

(2) Restructuring expenses and operating model optimization initiatives, which relate to the 2024 Multi-Year Restructuring Initiative, are composed of the following:

	Fiscal Three Months Ended		Fiscal Nine Months Ended
(Unaudited; Dollars in Millions)	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Employee-related costs (one-time severance and other termination benefits)	$32	$17	$78	$81
Information technology and project-related costs	60	18	147	49
Other implementation costs	5	3	7	16
Total Restructuring expenses and operating model optimization initiatives	$97	$38	$232	$146
(3) Separation-related costs relate to non-recurring costs incurred in connection with our establishment of Kenvue as a standalone public company. Separation-related costs associated with information technology and other activities, primarily related to the disentanglement of systems and the discontinuance of certain information technology assets, are substantially completed. However, costs related to legal entity name changes and certain other separation-related activities are expected to continue for a longer period than originally anticipated. Separation-related costs, including the impact of the conversion of stock-based compensation awards and the incremental stock-based compensation from the issuance of the Founder Shares, are composed of the following:

	Fiscal Three Months Ended		Fiscal Nine Months Ended
(Unaudited; Dollars in Millions)	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Information technology and other	$12	$75	$63	$203
Legal entity name change	5	10	16	28
Separation-related costs	$17	$85	$79	$231
Conversion of stock-based awards	1	6	5	34
Founder Shares	(4)	7	4	24
Total	$14	$98	$88	$289
Information technology and other costs primarily relates to the disentanglement of systems and the costs associated with the discontinuation of certain information technology assets. These costs also include depreciation expense on Separation-related assets for the fiscal three and nine months ended September 29, 2024.
(4) Impairment charges includes $488 million recognized in the fiscal three months ended June 30, 2024 in relation to Dr.Ci:Labo® long-lived assets, $68 million recognized in the fiscal three months ended March 31, 2024 on the held for sale asset associated with the Company’s former corporate headquarters in Skillman, New Jersey, and $22 million recognized in the fiscal three months ended June 30, 2024 on certain software development assets.
(5) Relates to impairment charges incurred to write off a portion of the Company’s equity investment balance.

The following table presents reconciliations of the Effective tax rate, as reported, to Adjusted effective tax rate for the periods presented:

	Fiscal Three Months Ended		Fiscal Nine Months Ended
(Unaudited)	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Effective tax rate	24.3%	33.6%	27.5%	31.1%
Adjustments:
Tax-effect on special item adjustments	(0.7)	(5.2)	(1.8)	(4.8)
Dr.Ci:Labo® Impairment	—	—	—	0.8
Taxes related to Deferred Markets	0.4	0.5	0.4	0.5
Adjusted Effective tax rate (non-GAAP)	24.0%	28.9%	26.1%	27.6%

The following table presents a reconciliation of Effective tax rate, as forecasted on a U.S. GAAP basis, to forecasted Adjusted effective tax rate for fiscal year 2025:

Fiscal Year 2025
(Unaudited)	Forecast
Effective tax rate	28.5% - 29.5%
Adjustments:
Tax-effect on special item adjustments	(3.4)
Taxes related to Deferred Markets	0.4
Adjusted Effective tax rate (non-GAAP)	25.5% - 26.5%

The following table presents a reconciliation of Diluted earnings per share, as reported, to Adjusted diluted earnings per share for the periods presented:

	Fiscal Three Months Ended		Fiscal Nine Months Ended
(Unaudited)	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Diluted earnings per share	$0.21	$0.20	$0.59	$0.38
Adjustments:
Separation-related costs	0.01	0.04	0.04	0.12
Conversion of stock-based awards	—	—	—	0.02
Restructuring expenses and operating model optimization initiatives	0.05	0.02	0.12	0.08
Impairment charges	—	—	—	0.30
Amortization of intangible assets	0.03	0.03	0.10	0.11
Losses on investments	—	—	—	0.02
Tax impact on special item adjustments	(0.02)	(0.01)	(0.05)	(0.15)
Other	—	—	0.01	—
Adjusted diluted earnings per share (non-GAAP)	$0.28	$0.28	$0.81	$0.88

The following table presents a reconciliation of Net cash flows from operating activities, as reported, and Purchases of property, plant, and equipment, as reported, to Free cash flow for the periods presented:

	Fiscal Nine Months Ended
(Unaudited; Dollars in Billions)	September 28, 2025	September 29, 2024
Net cash flows from operating activities	$1.3	$1.0
Purchases of property, plant, and equipment	(0.4)	(0.3)
Free cash flow (non-GAAP)	$1.0	$0.7
Note: Numbers may not foot due to rounding.

Other Supplemental Financial Information
The following table presents the Company’s Net sales by geographic region for the periods presented:

	Fiscal Three Months Ended		Fiscal Nine Months Ended
(Unaudited; Dollars in Millions)	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Net sales by geographic region
North America	$1,765	$1,844	$5,500	$5,737
Europe, Middle East, and Africa	959	913	2,772	2,696
Asia Pacific	672	793	2,072	2,339
Latin America	368	349	1,000	1,021
Total Net sales by geographic region	$3,764	$3,899	$11,344	$11,793

The following table presents the Company’s Research and development expenses for the periods presented. Research and development expenses are included within Selling, general, and administrative expenses.

	Fiscal Three Months Ended		Fiscal Nine Months Ended
(Unaudited; Dollars in Millions)	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Research & Development	$94	$97	$284	$302

The following table presents the Company’s Cash and cash equivalents, Total debt, and Net debt balance as of the periods presented:

(Unaudited; Dollars in Billions)	September 28, 2025	December 29, 2024
Cash and cash equivalents	$1.1	$1.1
Total debt	(9.0)	(8.6)
Net debt	$(7.8)	$(7.5)
Note: Numbers may not foot due to rounding.